Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO ACELL, INC. IF PUBLICLY DISCLOSED.

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 2, 2020, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ACELL, INC., a Delaware corporation with its principal place of business at 6640 Eli Whitney Drive, Columbia, Maryland 21046 (“Borrower”).

1.                                      DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 28, 2017, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of March 28, 2017, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 23, 2018 (as has been and as may be further amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                      DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by, among other property, the Collateral (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                      DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                         Borrower hereby acknowledges and agrees that, on or before the date that is thirty (30) days from the date of this Loan Modification Agreement, Borrower will deliver the following to Bank, each in form and substance satisfactory to Bank in Bank’s sole discretion: (a) an endorsement to Borrower’s general liability insurance policy that names Bank as an additional insured; (b) an endorsement to Borrower’s property insurance policy that names Bank as lender’s loss payable; and (c) an endorsement or endorsements to Borrower’s general liability and property insurance policies stating that the insurer will give Bank at least thirty (30) days’ prior written notice before any such policy or policies shall be cancelled or materially altered.  Borrower acknowledges and agrees that the failure of Borrower to satisfy any of the requirements set forth in the immediately preceding sentence on or before the date that is thirty (30) days from the date of this Loan Modification Agreement shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

2                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.5(a) thereof:

“                                          (i)                                     Advances.  Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (A) [*] above the Prime Rate and (B) [*], which interest shall be payable monthly in accordance with Section 2.5(d) below.”

and inserting in lieu thereof the following:

“                                          (i)                                     Advances.  Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (A) [*] above the Prime Rate and (B) [*], which interest shall be payable monthly in accordance with Section 2.5(d) below.”

3                                         The Loan Agreement shall be amended in Section 2.6 by: (i) deleting “and” appearing at the end of subsection (f), (ii) deleting “.” appearing at the end of subsection (g) and inserting in lieu thereof “; and”, and (iii) inserting the following new subsection (h):

“                                          (h)                                 2020 Anniversary Fee.  A fully earned, non-refundable anniversary fee of [*] (the “2020 Anniversary Fee”) is earned as of the Second LMA Effective Date and is due and payable on the earliest to occur of (i) the one (1) year anniversary of the Second LMA Effective Date, (ii) the occurrence of an Event of Default, or (iii) the termination of this Agreement.”

4                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“                                          (a)                                 a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) within thirty (30) days after the end of each month;

(b)                                 within thirty (30) days after the last day of each month, (i) monthly accounts receivable agings, aged by invoice date, (ii) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (iii) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report (to the extent that Borrower has Deferred Revenue), general ledger and detailed Account Debtor listings, each in a form acceptable to Bank;”

and inserting in lieu thereof the following:

“                                          (a)                                 a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) within seven (7) days after the end of each month;

(b)                                 within thirty (30) days after the last day of each month, (i) monthly accounts receivable agings, aged by invoice date, (ii) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (iii) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, general ledger and detailed Account Debtor listings, each in a form acceptable to Bank;”

5                                         The Loan Agreement shall be amended in Section 6.2 by (i) deleting “and” appearing at the end of subsection (i), (ii) relettering subsection (j) as (k), and (iii) inserting the following new subsection (j):

“                                          (j)                                    prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate.

Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;”

6                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.6 thereof:

“In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of [*] plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

and inserting in lieu thereof the following:

“In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of [*] plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

7                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.8 thereof:

“                                          (a)                                 Maintain all of its and all of its Subsidiaries operating, depository and securities/investment accounts with Bank and Bank’s Affiliates; provided, however, Borrower may maintain an account with Cambridge Trust Company ending 401 and shown on the Perfection Certificate as of the Effective Date containing an aggregate amount not to exceed [*] at any time.  Any Guarantor shall maintain all of its operating, depository and securities/investment accounts with Bank and Bank’s Affiliates.”

and inserting in lieu thereof the following:

“                                          (a)                                 Maintain all of its, all of its Subsidiaries’, and any Guarantor’s operating and other depository accounts and excess cash with Bank and Bank’s Affiliates; provided, however, Borrower may maintain an account with Cambridge Trust Company ending 401 and shown on the Perfection Certificate as of the Effective Date containing an aggregate amount not to exceed [*] at any time.  In addition to the foregoing, Borrower, its Subsidiaries, and any Guarantor shall obtain all business credit cards exclusively from Bank.”

8                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9 thereof:

“                                          (c)                                  Maintain at all times, to be tested as of the last day of each month, an Adjusted Quick Ratio of at least [*].”

and inserting in lieu thereof the following:

“                                          (c)                                  Adjusted Quick Ratio.  Maintain at all times, to be tested as of the last day of each month, an Adjusted Quick Ratio of at least (i) on and after the First LMA Effective Date through and including the date immediately prior to the Second LMA Effective Date, [*] and (ii) on and after the Second LMA Effective Date, [*].”

9                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.12 thereof:

“                                          (b)                                 Comply with the terms of the “Banking Terms and Conditions” and ensure that all persons utilizing the online banking platform are duly authorized to do so by an Administrator.  Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via the online banking platform and to further assume that any submissions or requests made via the online banking platform have been duly authorized by an Administrator.”

and inserting in lieu thereof the following:

“                                          (b)                                 Comply with the terms of Bank’s Online Banking Agreement as in effect from time and ensure that all persons utilizing the online banking platform are duly authorized to do so by an Administrator.  Bank shall be entitled to assume the authenticity, accuracy and completeness of any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.”

10                                  The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.1 thereof:

“Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”),”

and inserting in lieu thereof the following:

“Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”),”

11                                  The Loan Agreement shall be amended by inserting the following new text, to appear at the end of Section 7.2 thereof:

“If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of [*] of Borrower’s assets or property, then Borrower will first receive the written consent of Bank, and the landlord of any such new offices or business locations, including warehouses, shall execute and deliver a landlord consent in form and substance satisfactory to Bank.”

12                                  The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.3 thereof:

“Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary).”

and inserting in lieu thereof the following:

“Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division).”

13                                  The Loan Agreement shall be amended by deleting the following text, appearing in Section 10 thereof:

“with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn: David A. Ephraim, Esquire
Fax: (617) 880-3456
Email: DEphraim@riemerlaw.com”

and inserting in lieu thereof the following:

“with a copy to:	Morrison & Foerster LLP
200 Clarendon Street, Floor 20
Boston, Massachusetts 02116
Attn: David A. Ephraim, Esquire
Fax: (617) 830-0142
Email: DEphraim@mofo.com”

14                                  The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“                                          “Administrator” is an individual that is named:

(a)                                 as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in the “Banking Terms and Conditions”) on behalf of Borrower; and

(b)                                 as an Authorized Signer of Borrower in an approval by the Board.”

“                                          “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Unused Revolving Line Facility Fee, the Termination Fee, the Prepayment Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“                                          “Revolving Line” is an aggregate principal amount equal to [*].”

“                                          “Streamline Period” is on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has at all times during the immediately preceding calendar month maintained an Adjusted Quick Ratio, as determined by Bank in its sole discretion, of greater than [*] (the “Threshold Amount”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Threshold Amount, as determined by Bank in its sole discretion.  Upon the termination of a Streamline Period, Borrower must maintain the Threshold Amount each consecutive day for two (2) consecutive months as determined by Bank in its sole discretion, prior to entering into a subsequent Streamline Period.  Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its sole discretion, that the Threshold Amount has been achieved.”

and inserting in lieu thereof the following:

“                                          “Administrator” is an individual that is named:

(a)                                 as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b)                                 as an Authorized Signer of Borrower in an approval by the Board.”

“                                          “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Unused Revolving Line Facility Fee, the Termination Fee, the Prepayment Fee, the 2020 Anniversary Fee, and any other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“                                          “Revolving Line” is an aggregate principal amount equal to Six Million Dollars ($6,000,000.00).”

“                                          “Streamline Period” is on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has at all times during the immediately preceding calendar month maintained (i) unrestricted and unencumbered cash in accounts at Bank minus (ii) the sum of (A) the aggregate outstanding principal amount of all Advances (including any amounts used for Cash Management Services), plus (B) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (C) the FX Reduction Amount, as determined by Bank in its sole discretion, in an amount equal to at least [*] (the “Threshold Amount”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Threshold Amount, as determined by Bank in its sole discretion.  Upon the termination of a Streamline Period, Borrower must maintain the Threshold Amount each consecutive day for two (2) consecutive months as determined by Bank in its sole discretion, prior to entering into a subsequent Streamline Period.  Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its sole discretion, that the Threshold Amount has been achieved.”

15                                  The Loan Agreement shall be amended by inserting the following new definitions, to appear alphabetically in Section 13.1 thereof:

“                                          “2020 Anniversary Fee” is defined in Section 2.6(h) of this Agreement.”

“                                          “Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.”

“                                          “Second LMA Effective Date” is April 2, 2020.”

16                                  Effective as of March 23, 2020, the Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

“                                          “Revolving Line Maturity Date” is March 23, 2020.”

and inserting in lieu thereof the following:

“                                          “Revolving Line Maturity Date” is March 23, 2022.”

17                                  The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 hereto.

4.                                      FEES AND EXPENSES.  Borrower shall pay to Bank a modification fee equal to [*], which fee shall be fully earned, due and payable on the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                      RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of March 28, 2017, as amended as set forth on Schedule 2 hereto (as amended, the “Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6.                                      CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                      RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                                      RELEASE BY BORROWER.

A.                                    FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.                                    In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.                                    By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.                                    This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.                                     Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1                                         Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2                                         Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

3                                         The terms of this Loan Modification Agreement are contractual and not a mere recital.

4                                         This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5                                         Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9.                                      CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.                               COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ACELL, INC.		SILICON VALLEY BANK

By:	/s/ Patrick A. McBrayer	By:	/s/ Scott McCarty

Name:	Patrick A. McBrayer	Name:	Scott McCarty

Title:	President & CEO	Title:	Director

The undersigned hereby certifies, to the best of his or her knowledge, that the information set out in the Perfection Certificate is true, complete and correct.

Date: April 2, 2020

By:	/s/ Patrick A. McBrayer

Name:	Patrick A. McBrayer

Title:	President & CEO

Email:

Phone:

Schedule 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ACELL, INC.

The undersigned authorized officer of ACELL, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                 with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Detailed Account Debtor listings	Monthly within 30 days	Yes No
Borrowing Base Reports	Monthly within 7 days	Yes No
Board-approved Projections	Earlier of (i) February 15th or (ii) within 10 days of Board approval, and as amended/updated	Yes No

Financial Covenants	Required	Actual	Complies

Maintain:
Adjusted Quick Ratio (at all times, tested monthly)	[*]	: 1.0	Yes No

Streamline Period	Required	Actual	Eligible

Maintain:

(a) unrestricted and unencumbered cash at Bank minus (b) the sum of (i) aggregate outstanding principal balance of all Advances (including any amounts used for Cash Management Services), plus (ii) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (iii) the FX Reduction Amount

	[*]	$	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ACELL, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.                                        Adjusted Quick Ratio (Section 6.9(c)) (tested monthly)

Required: [*]

Actual:        [*]

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained at Bank, determined according to GAAP	$
B.	Aggregate value of Borrower’s net billed accounts receivable, determined according to GAAP	$
C.	Quick Assets (the sum of lines A and B)	$
D.	All obligations and liabilities of Borrower to Bank, including, without limitation, the Obligations	$
E.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s balance sheet, including all Indebtedness, not otherwise reflected in line D above, that mature within one (1) year

$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Current portion of Deferred Revenue	$
H.	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than or equal to [*]

           No, not in compliance                                                  Yes, in compliance

Schedule 2

Amendments to Perfection Certificate

The Perfection Certificate is amended by inserting the following text to appear as a new Section 14, immediately following Section 13 thereof:

“                                          14.                               BENEFICIAL OWNERSHIP INFORMATION

a.                                      Is the Company any of the following:

(i)                                     a public company or an issuer of securities that are registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934 or that is required to file reports under Section 15(d) of that Act;

(ii)                                  an investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940;

(iii)                               an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940; or

(iv)                              a pooled investment vehicle operated or advised by a regulated financial institution (including an SEC-registered investment adviser)?

Yes                      ☐                                    No                                ☐

If yes, no further information is required for Sections 14(b), 14(c) or 14(d) below.  If no, continue to 14(b).

b.                                      Is the Company a pooled investment vehicle that is not operated or advised by a regulated financial institution?

Yes                      ☐                                    No                                ☐

If yes, skip to Section 14(d) below.  If no, continue to Section 14(c).

c.                                       Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Company’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Company:

Yes                            ☐                                    No                                ☐

If yes, complete the following information.  If no, continue to Section 14(d) below.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)
1
2
3
4

d.                                      Identify one individual with significant responsibility for managing the Company, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions.  If appropriate, an individual listed in Section 14(c) above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date
1	Patrick A. McBrayer